EXHIBIT 5.1

NEW YORK | PALO ALTO | SAN FRANCISCO | TEL AVIV | TYSONS CORNER | WASHINGTON, D.C. RIMON, P.C. 420 EAST 79TH STREET, SUITE 1E, NEW YORK, NY 10075 P: 800.930.7271 212.363.0270 www.rimonlaw.com

October 6, 2011

VIA ELECTRONIC TRANSMISSION

Universal Tech Corp.
1608 S. Ashland Ave #70547,
Chicago, Illinois 60608-2013

Attention: Avinoam Cohen

RE:      Universal Tech Corp.: Form S-1 Registration Statement

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed by Universal Tech Corp., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on October 6, 2011.  The Registration Statement relates to the offer and sale by the Company (the “Offering”) of up to 1,200,000 shares of common stock, par value $0.0001 per share (collectively, the “Common Stock”), of the Company. We have acted as your counsel in connection with the Registration Statement and the Offering.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed.  In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such documents.

Based on our examination mentioned above, we are of the opinion that (i) the shares of Common Stock outstanding on the date hereof that are being registered for resale by the selling stockholders of the Company are validly issued, fully paid and non-assessable and (ii) the shares of Common Stock offered for sale by the Company in the Offering are duly authorized, and upon issuance thereof by the Company and payment therefor by the purchasers from the Company in the Offering, such shares of Common Stock will be validly issued, fully paid and non-assessable.

NEW YORK | PALO ALTO | SAN FRANCISCO | TEL AVIV | TYSONS CORNER | WASHINGTON, D.C. RIMON, P.C. 420 EAST 79TH STREET, SUITE 1E, NEW YORK, NY 10075 P: 800.930.7271 212.363.0270 www.rimonlaw.com

 We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under “Legal Matters” in the Registration Statement.  In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very Truly Yours,
/s/
Rimon Law Group, P.C.